Contact: Investor Relations
                                                 Tel: (858) 350-9566
                                                 Fax: (858) 350-0132
                                                 Email: ir@ubrandit.com
                                                 6405 Mira Mesa Blvd., Ste. #100
                                                 San Diego, CA 92121 USA
                                                 CUSIP# 90347Q105


   UBRANDIT.COM SIGNS DEFINITIVE AGREEMENT TO ACQUIRE MINDTRONICS CORPORATION


San Diego, California, December 4, 2000 - - Ubrandit.com(TM) (AMEX:UBI), a business to business provider of branded Internet solutions, today announced that it has entered into a definitive agreement to acquire all of the outstanding shares of Mindtronics Corporation, a diversified research and development company specializing in leading edge technology for the international market.

Mindtronics's products under development include computer hardware, software, and product design for high tech applications including telecomm network synchronization, audio and video compression, database engineering, and advanced search engine technologies and methodologies.

"With this acquisition we will substantially broaden the technological product and knowledge base of Ubrandit.com," stated Jefferey Phillips, president and CEO of Ubrandit.com. "In addition to the further development and marketing of Mindtronics's products, we intend to integrate many of Mindtronics's proprietary technologies into our ISP/ASP branding platforms."

Mindtronics is the developer of NanoTime(C), a satellite-based time synchronization system for IP networks and telecomm switch networks. NanoTime is currently in patent pending status. Utilizing a combination of improved clock models, specially engineered algorithms, and proprietary signal processing features, NanoTime is designed to send highly accurate time signatures across large computer and telecommunication networks. The system has been designed to operate with consistent long-term accuracy. NanoTime's "clean" time signature increases the flow of information across a network thus improving bandwidth capabilities. Mindtronics is currently conducting expanded tests and is in negotiations with telecomm companies internationally.

Roger Royce, Chairman of the Board of Ubrandit.com, stated, "Upon extensive due diligence and independent analyses of Mindtronics's specialized technologies, the Board believes that this significant acquisition will establish another important cornerstone for the diversification and enhanced shareholder value of the Company.

Rod Ylst, president of Mindtronics Corporation, commented, "We are delighted to join the Ubrandit.com team. Given the management and marketing talent at Ubrandit.com and the research and technology base at Mindtronics, we should be able to produce an extraordinary opportunity."

Ubrandit.com expects the Mindtronics acquisition to be completed sometime in January 2001. The acquisition is subject to numerous conditions including Ubrandit.com shareholder approval. Ubrandit.com intends to discuss Mindtronics's other products and proprietary hardware and software applications in later press releases and company reports as patents reach pending status.

About Ubrandit.com

Ubrandit.com provides co-branded Internet content and revenue-producing applications to businesses and media groups. The Company offers the following suite of co-branded products and services: Ubrandit ISP(TM), a virtual Internet Service Provider program with more than 2,900 dialup locations across North America and Europe; JungleJeff.com(TM), an eCommerce platform featuring over one million music, book, video, and DVD titles; and StockStudy.com(TM), a comprehensive financial information platform comprising North American financial market data. More information about Ubrandit.com's services is available at www.Ubrandit.com. Ubrandit.com press releases and other company news are available for e-mail delivery at http://www.Ubrandit.com/corporate/index.asp?cat=corporate.

This press release contains certain forward looking statements regarding the future plans and expected performance based on assumptions the company believes to be reasonable. A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, the timeliness of development activities, as well as other risk factors described from time to time by Company documents and reports filed with the Securities and Exchange Commission.